Exhibit (c)(10)
DRAFT — CONFIDENTIAL 1_A&M_PowerBar_TR DRAFT DISCUSSION MATERIALS — UPDATED OFFER SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS MEADOW VALLEY CORPORATION APRIL 22, 2008 AMlogo_Blue_CF

Table of Contents Page ..MVCO Sum of the Parts Analysis 3 ..Historic Purchase Premiums Paid 9

MVCO Sum of the Parts Analysis

DRAFT - CONFIDENTIAL

Sum of the Parts Analysis

Purchase Offer Premium Summary

(per share data)

Purchase Offer Price - MVCO (4/21/08)	$11.15
MVCO Share Price 1-Day Prior (4/21/08) [1]	$9.80
Offer Premium - 1-Day	*13.8%*
MVCO Share Price 5-Days Prior (4/15/08) [1]	$9.55
Offer Premium - 5-Days	*16.8%*
MVCO Share Price 30-Days Prior (3/11/08) [1]	$9.92
Offer Premium - 30-Days	*12.4%*

[1] Intervals represents trading days and share prices represent closing share price on the day indicated

TEV (Adjusted TEV) / Adjusted EBITDA Summary

($ in millions)

MVCO		
TEV / 2007 Adjusted EBITDA		3.8x
Adj. TEV / 2007 Adjusted EBITDA		4.1x
TEV / 2008 Adjusted EBITDA		6.2x
Adj. TEV / 2008 Adjusted EBITDA		6.7x
	Control Premium [1]	
MVCI	25%	0%
TEV / 2007 Adjusted EBITDA	2.9x	3.4x
Adj. TEV / 2007 Adjusted EBITDA	4.1x	4.6x
TEV / 2008 Adjusted EBITDA	3.7x	4.3x
Adj. TEV / 2008 Adjusted EBITDA	5.2x	5.8x
RMX		
TEV / 2007 Adjusted EBITDA	4.0x	3.4x
TEV / 2008 Adjusted EBITDA	10.8x	9.3x

[1] Represents implied control premium for MVCO ownership of RMX majority shares

ALVAREZ & MARSAL
CORPORATE FINANCE

4

DRAFT - CONFIDENTIAL

Sum of the Parts Analysis

Adjusted EBITDA Calculation

($ in millions)

EBITDA

MVCI	2007	2008
MVCI Reported EBITDA	$6.8	$6.6
Interest Expense Included in COGS [1]	0.4	0.4
One-Time Charges [2]	1.0	0.0
Apex Testing Corp [3]	0.6	0.1
MVCI Adjusted EBITDA	$8.8	$7.1

RMX	2007	2008
RMX Reported EBITDA	$6.2	$1.8
Interest Expense Included in COGS [1]	0.7	0.8
One-Time Charges [2]	0.1	0.0
RMX Adjusted EBITDA	$7.1	$2.6

MVCO Reported EBITDA	$13.1	$8.4
MVCO Adjusted EBITDA	15.9	9.7

Note: 2008 EBITDA forecast represents MVCO Management's revised estimates

Adjusted Net Income Calculation

($ in millions)

NET INCOME

MVCI	2007	2008
MVCI Reported Net Income	$3.4	$3.1
After Tax One-Time Charges [2]	0.7	0.0
Apex Testing Corp [3]	0.4	0.1
MVCI Adjusted Net Income	$4.4	$3.2

RMX	2007	2008
RMX Reported Net Income	$1.4	($1.7)
After Tax One-Time Charges [2]	0.1	0.0
RMX Adjusted Net Income	$1.4	($1.7)
Minority Interest	*($0.7)*	*$0.5*

MVCO Reported Net Income	$4.1	$2.0
MVCO Adjusted Net Income	5.2	$2.0

Note: 2008 Net Income forecast represents MVCO Management's revised estimates

[1] Reflects add-back for interest expense reported as COGS
[2] Adjustment for one-time charges related to re-acquisition of RMX shares
[3] Adjustment for negative EBITDA & Net Loss for Apex Test. Corp. which is expected to be excluded from a transaction

Alvarez & Marsal Corporate Finance

5

Sum of the Parts Analysis MVCO Enterprise Value ($ in millions) Purchase Offer Price - MVCO (4/21/08)$11.15Shares Outstanding (Fully Diluted)5.3Total Equity Value$59.1Total Existing Debt16.5Cash (Including Restricted Cash)(28.5) Minority Interest (BV)12.8Total Enterprise Value (BV of RMX Min Int)$59.9Market Value Adjustment to Minority Interest [1](5.6) Illustrative Cash Adjustment [2]10.7Adjusted Total Enterprise Value$65.0TEV / 2007 Adjusted EBITDA 3.8xAdjusted TEV / 2007 Adjusted EBITDA4.1xTEV / 2008 Adjusted EBITDA 6.2xAdjusted TEV / 2008 Adjusted EBITDA6.7x[1] Represents the difference of $12.8M book value and $7.2M market value of Minority Interest[2] Reflects balance of 12/31/07 Billings In Excess of Cost on Uncompleted Projects, Net

DRAFT - CONFIDENTIAL

Sum of the Parts Analysis

MVCI Enterprise Value – No Control Premium

($ in millions)

No Control Premium	
Purchase Offer Price - MVCO (4/21/08)	$11.15
Shares Outstanding (Fully Diluted)	5.3
Total Equity Value	$59.1
Adjustment for Minority Interest (MV)	7.2
Total Equity Value MVCI & RMX	$66.3
Less: RMX Equity Value	(23.6)
Less: Control Premium RMX Equity Value [1]	0.0
Equity Value of MVCI	$42.7
Implied MVCI Share Price	$8.06
Shares Outstanding (Fully Diluted)	5.3
Equity Value of MVCI	$42.7
MVCI Total Existing Debt	6.6
MVCI Cash (Including Restricted Cash)	(19.3)
Total Enterprise Value	$30.0
Illustrative Cash Adjustment [2]	10.7
Adjusted Total Enterprise Value	$40.7
TEV / 2007 Adjusted EBITDA	*3.4x*
Adj. TEV / 2007 Adjusted EBITDA	*4.6x*
TEV / 2008 Adjusted EBITDA	*4.3x*
Adj. TEV / 2008 Adjusted EBITDA	*5.8x*

[1] Represents implied control premium for MVCO ownership of RMX majority shares
[2] Reflects balance of 12/31/07 Billings in Excess of Cost on Uncompleted Projects, Net

MVCI Enterprise Value – 25% Control Premium [1]

($ in millions)

Control Premium - 25%	
Purchase Offer Price - MVCO (4/21/08)	$11.15
Shares Outstanding (Fully Diluted)	5.3
Total Equity Value	$59.1
Adjustment for Minority Interest (MV)	7.2
Total Equity Value MVCI & RMX	$66.3
Less: RMX Equity Value	(23.6)
Less: Control Premium RMX Equity Value [1]	(4.1)
Equity Value of MVCI	$38.6
Implied MVCI Share Price	$7.28
Shares Outstanding (Fully Diluted)	5.3
Equity Value of MVCI	$38.6
MVCI Total Existing Debt	6.6
MVCI Cash (Including Restricted Cash)	(19.3)
Total Enterprise Value	$25.9
Illustrative Cash Adjustment [2]	10.7
Adjusted Total Enterprise Value	$36.6
TEV / 2007 Adjusted EBITDA	*2.9x*
Adj. TEV / 2007 Adjusted EBITDA	*4.1x*
TEV / 2008 Adjusted EBITDA	*3.7x*
Adj. TEV / 2008 Adjusted EBITDA	*5.2x*

[1] Represents implied control premium for MVCO ownership of RMX majority shares
[2] Reflects balance of 12/31/07 Billings in Excess of Cost on Uncompleted Projects, Net

ALVAREZ & MARSAL
CORPORATE FINANCE
7

Sum of the Parts Analysis RMX Enterprise Value — No Control Premium RMX Enterprise Value — 25% Control Premium [1] ($ in millions) ($ in millions) No Control PremiumRMX Share Price (April 21, 2008)$6.20Shares Outstanding (Fully Diluted)3.8Total Equity Value$23.6Total Existing Debt9.8Cash (Including Restricted Cash)(9.2) Total Enterprise Value$24.3TEV / 2007 Adjusted EBITDA3.4xTEV / 2008 Adjusted EBITDA9.3xPrice to Book Value0.8x Control PremiumRMX Share Price (April 21, 2008)$6.20Assumed Control Premium [1]25% Control Premium Share Price$7.75MVCO Owned Shares of RMX2.6MVCO Own Value of RMX (Control Premium)$20.5Minority Interest Value7.2RMX Equity Value (Control Premium)$27.7Total Existing Debt9.8Cash (Including Restricted Cash)(9.2) Total Enterprise Value (Control Premium)$28.4TEV / 2007 Adjusted EBITDA4.0xTEV / 2008 Adjusted EBITDA10.8xPrice to Book Value1.0xValue of MVCO Control Premium [1]$4.1[1] Represents implied control premium for MVCO ownership of RMX majority shares

Historic Purchase Premiums Paid

Historic Purchase Premiums Paid by Financial Buyers Only [1] Final Premium Paid — % Over Share Price at 1-day, 5-day and 30-day Intervals [2] Financial Buyers Only 38% 41% 18% 36% 30% 20% 26% 48% 42% 23% 38% 27% 21% 26% 53% 44% 25% 36% 31% 23% 33% 0% 10% 20% 30% 40% 50% 60% 2002200320042005200620072008Average 1 Day PremiumAverage 5 Day PremiumAverage 30 Day Premium Transactions 11 21 12 14 23 13 5 [1] Data represents deal sizes ranging from $25 — $250 million in Total Enterprise Value of U.S. public company targets purchased by U.S. or international acquirers. Data excludes negative premiums and premiums larger than 100%. [2] Intervals represent trading days Average 1 Day Premium 2002 — 2008 2005 — 2008 30% 28% Average 5 Day Premium 2002 — 2008 2005 — 2008 32% 28% Average 30 Day Premium 2002 — 2008 2005 — 2008 35% 31%

Historic Purchase Premiums Paid by Strategic & Financial Buyers [1] Final Premium Paid — % Over Share Price at 1-day, 5-day and 30-day Intervals [2] Strategic & Financial Buyers 33% 35% 29% 32% 29% 34% 36%35% 31%31% 29% 36% 43%43% 31% 36% 34%33% 44% 34% 34% 0% 10% 20% 30% 40% 50% 60% 2002200320042005200620072008Average 1 Day PremiumAverage 5 Day PremiumAverage 30 Day Premium Transactions 101 130 98 103 106 102 32 [1] Data represents deal sizes ranging from $25 — $250 million in Total Enterprise Value of U.S. public company targets purchased by U.S. or international acquirers. Data excludes negative premiums and premiums larger than 100%. [2] Intervals represent trading days Average 1 Day Premium 2002 — 2008 2005 — 2008 32% 32% Average 5 Day Premium 2002 — 2008 2005 — 2008 33% 33% Average 30 Day Premium 2002 — 2008 2005 — 2008 38% 37%